EXHIBIT 99.1

AGILYSYS’ SECOND QUARTER REVENUE INCREASES 10% TO $26.6 MILLION; COMPANY REPORTS ADJUSTED
AND GAAP EARNINGS PER DILUTED SHARE FROM CONTINUING OPERATIONS OF $0.03 and $(0.03), RESPECTIVELY

- Second Quarter Adjusted Operating Income from Continuing Operations Rises $1.4 Million to $0.8 Million -

Alpharetta, GA – November 7, 2013 – Agilysys, Inc. (Nasdaq: AGYS), a leading developer and provider of innovative software enabled solutions for the hospitality industry, today reported operating results for its fiscal 2014 second quarter.

All financial results presented below reflect the classification of the Company’s former Retail Solutions Group (“RSG”) as a discontinued operation following the sale of this business on July 1, 2013.

Summary of Fiscal 2014 Second Quarter Financial Results

•	Total net revenue increased $2.4 million, or 10%, to $26.6 million, from $24.2 million in the prior-year period.

•	Recurring revenues (comprised of support, maintenance and subscription services) for the quarter were $13.2 million, an increase of 3% over the prior-year period.

•	Gross margin was 66% in the quarter compared to 62% in the prior-year period.

•
Adjusted operating income (a non-GAAP measure which excludes stock-based compensation, amortization of intangibles and other one-time items) from continuing operations increased $1.4 million year over year to $0.8 million, from an adjusted operating loss from continuing operations of $0.6 million in the year-ago period (see reconciliation below).

•
Adjusted income (non-GAAP) from continuing operations grew to $0.8 million, or $0.03 per diluted share, compared with an adjusted loss from continuing operations of $0.4 million, or ($0.02) per share, last year (see reconciliation below).

•
Loss from continuing operations for the period was $0.6 million, or ($0.03) per diluted share, compared to a loss from continuing operations of $1.4 million, or ($0.06) per share, in the prior-year period. Inclusive of discontinued operations, net income for the quarter was $20.5 million, or $0.92 per diluted share, compared to a net loss of $0.4 million, or ($0.01) per share, in the prior-year period.

•
On July 1, 2013, Agilysys completed the sale of RSG to Kyrus Solutions, Inc. for total consideration of approximately $37.6 million in cash, inclusive of a working capital adjustment of $3.1 million. Upon the close of the transaction, the aggregate purchase price was reduced by fees of approximately $1.6 million for transaction related costs, resulting in net proceeds received of approximately $36.0 million.

James Dennedy, president and CEO of Agilysys, commented, “Our fiscal 2014 second quarter and first half results provide solid evidence our corporate strategy is successfully delivering the intended operating and financial results. The performance of the business reflects the focus the entire Agilysys team has on providing market-leading solutions for the hospitality industry. Our emphasis on helping customers grow their business while providing a memorable guest experience is validated by the strong partnerships we enjoy with our growing customer base.

“Additionally, our financial results reflect the market acceptance of several recent significant product releases as well as the investments we continue to make in product development. In the fiscal 2014 second quarter, we launched two new mobile applications – InfoGenesis Mobile v2.0 and Insight Mobile Manager. These innovations provide added flexibility and value to our industry-leading point-of-sale and property management solutions. The important innovations released in the current quarter follow the successful release of updated versions of our InfoGenesis POS and LMS® property management solutions, announced earlier this fiscal year.”

“Looking forward,” Dennedy added, “we remain committed to our disciplined capital investment program and prudent management of operating expenses. This program includes an ongoing identification of select M&A opportunities intended to accelerate our product roadmap and expand our addressable markets. We believe our disciplined capital investment in our people and our business is the best use of our strong balance sheet to deliver enhanced value for our customers and our shareholders.”

Summary of Fiscal 2014 First Half Financial Results

•	Total net revenue increased $4.5 million, or 10%, to $51.1 million, from $46.6 million in the comparable prior-year period.

•	Recurring revenues (comprised of support, maintenance and subscription services) for the first six months of fiscal 2014 were $26.3 million, an increase of 6% over the first six months of fiscal 2013.

•	Gross margin was 66% in the first half of fiscal 2014 compared to 62% in the prior-year period.

•
Adjusted operating income (non-GAAP) from continuing operations in the first six months of fiscal 2014 increased $3.3 million to $2.3 million, from an adjusted operating loss from continuing operations of $1.0 million in the year-ago period (see reconciliation below).

•
Adjusted income (non-GAAP) from continuing operations grew to $2.2 million, or $0.10 per diluted share, compared with an adjusted loss from continuing operations of $1.3 million, or ($0.06) per share, in the first six months of fiscal 2013 (see reconciliation below).

•
Loss from continuing operations for the period was $0.3 million, or ($0.01) per diluted share, compared to a loss from continuing operations of $4.1 million, or ($0.19) per share, in the prior-year period. Inclusive of discontinued operations, net income for the first half of fiscal 2014 was $21.8 million, or $0.99 per diluted share, compared to a net loss of $2.1 million, or ($0.10) per share, in the prior-year period.

Janine Seebeck, chief financial officer, added, “We delivered positive operating results in the fiscal 2014 second quarter. Our above market revenue growth and nearly 400 basis point year-over-year improvement in gross margin drove a $1.4 million increase in adjusted operating income from continuing operations even as we continue to invest in next generation product development. Generating a market leading return on invested capital remains the primary metric by which we measure our success. With $100 million in cash and no debt at quarter end, Agilysys has the financial flexibility to continue growing our business and pursuing targeted acquisitions that complement our product capabilities. We expect these strategies will create opportunities for the Company to address new customers and new hospitality industry verticals.”

Unaudited pro forma condensed consolidated statements of operations for the three month periods ended June 30, 2012, September 30, 2012, December 31, 2012 and March 31, 2013, as well as for the fiscal year ended March 31, 2013, are provided at the end of this press release. These statements of operations give effect to the sale of the Company’s Retail Solutions Group and adjustments as if they had occurred on April 1, 2012, and carried forward through the latest period. The unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the historical audited consolidated financial statements and notes thereto included in the Company’s 2013 Annual Report.

2014 Second Quarter Conference Call and Webcast
Agilysys is hosting a conference call and webcast today, November 7, 2013, beginning at 8:30 A.M. ET. Both the call and the webcast are open to the general public. The conference call number is 224-357-2393 (domestic or international). Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at http://agilysys.com/home/InvestorRelations/EventPresentation.htm. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location http://agilysys.com/home/InvestorRelations/EventPresentation.htm.

Forward-Looking Language
This press release and other publicly available documents, including the documents incorporated herein and therein by reference, contain, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management’s current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause or contribute to such differences or that might otherwise impact the business include the risk factors set forth in Item 1A of the company’s Annual Report for the fiscal year ended March 31, 2013. Copies are available from the SEC or the Agilysys website. We undertake no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information
To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include adjusted operating income (loss) from continuing operations, adjusted net income (loss), adjusted net income (loss) per share from continuing operations and adjusted cash flow from continuing operations. Management believes that such information can enhance investors' understanding of the company's ongoing operations. See the accompanying tables below for reconciliations of adjusted operating income (loss) from continuing operations and adjusted net income (loss) from continuing operations, and adjusted cash flow from continuing operations to the comparable GAAP measures.

About Agilysys
Agilysys is a leading developer and marketer of proprietary enterprise software, services and solutions to the hospitality industry. The company specializes in market-leading point-of-sale, property management, inventory & procurement and mobile & wireless solutions that are designed to streamline operations, improve efficiency and enhance the guest experience. Agilysys serves casinos, resorts, hotels, foodservice venues, stadiums and cruise lines. Agilysys operates extensively throughout North America, Europe and Asia, with corporate services located in Alpharetta, GA, EMEA headquarters in Cheshire, UK, and APAC offices in Singapore, Hong Kong and Malaysia. For more information, visit www.agilysys.com.

Investor Contact:
Janine Seebeck                            Richard Land, Norberto Aja, Jim Leahy
Chief Financial Officer                        JCIR
Agilysys, Inc.                            212-835-8500 or agys@jcir.com
770-810-7800 or investorrelations@agilysys.com
# # #

- Financial tables follow -

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net revenue:
Products	$9,781	$7,512	$17,601	$14,290
Support, maintenance and subscription services	13,163	12,733	26,338	24,902
Professional services	3,635	3,987	7,140	7,429
Total net revenue	26,579	24,232	51,079	46,621
Cost of goods sold:
Products	3,993	3,839	7,780	7,420
Support, maintenance and subscription services	2,625	2,802	4,932	5,426
Professional services	2,545	2,567	4,812	4,858
Total cost of goods sold	9,163	9,208	17,524	17,704
Gross profit	17,416	15,024	33,555	28,917
Operating expenses:
Product development	7,005	7,285	13,481	11,705
Sales and marketing	4,366	2,930	7,614	7,131
General and administrative	5,261	5,248	10,070	10,527
Depreciation of fixed assets	520	546	1,008	1,131
Amortization of intangibles	794	817	1,588	1,672
Asset impairment and related charges	18	—	18	208
Restructuring, severance and other charges	561	430	616	1,555
Operating loss	(1,109)	(2,232)	(840)	(5,012)
Other (income) expenses :
Interest income	(20)	(4)	(33)	(8)
Interest expense	45	(20)	106	244
Other income, net	(5)	(160)	(40)	(16)
Loss before income taxes	(1,129)	(2,048)	(873)	(5,232)
Income tax benefit	(501)	(633)	(606)	(1,162)
Loss from continuing operations	(628)	(1,415)	(267)	(4,070)
Income from discontinued operations, net of taxes	21,080	1,064	22,035	1,926
Net income (loss)	$20,452	$(351)	$21,768	$(2,144)

Basic and diluted weighted average shares outstanding	22,125	21,883	22,075	21,860

Net (loss) income per share – basic and diluted:
Loss from continuing operations	$(0.03)	$(0.06)	$(0.01)	$(0.19)
Income from discontinued operations	0.95	0.05	1.00	0.09
Net income (loss) per share	$0.92	$(0.01)	$0.99	$(0.1)

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data)	September 30,	March 31,
	2013	2013
ASSETS
Current assets:
Cash and cash equivalents	$100,432	$82,931
Accounts receivable, net of allowance of $868 and $786, respectively	19,619	17,892
Inventories	1,666	1,709
Prepaid expenses	3,120	3,167
Other current assets	154	671
Current assets - discontinued operations	—	40,007
Total current assets	124,991	146,377
Property and equipment, net	14,190	13,855
Goodwill	17,701	14,128
Intangible assets, net	11,267	11,283
Capitalized software development, net	11,412	5,596
Other non-current assets	4,918	4,179
Non-current assets - discontinued operations	—	2,162
Total assets	$184,479	$197,580

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,389	$10,427
Deferred revenue	16,066	20,461
Accrued and other current liabilities	12,469	12,938
Capital lease obligations – current	52	58
Current liabilities - discontinued operations	—	30,372
Total current liabilities	37,976	74,256
Deferred income taxes – non-current	3,907	4,002
Capital lease obligations – non-current	45	28
Other non-current liabilities	6,613	4,640
Non-current liabilities - discontinued operations	—	798
Shareholders’ equity:
Common shares, without par value, at $0.30 stated value; authorized 80,000,000 shares; 31,606,831 issued; and 22,428,913 and 22,145,915 shares outstanding at September 30, 2013 and March 31, 2013 , respectively	9,482	9,482
Treasury shares (9,177,918 and 9,460,916 shares at September 30, 2013 and March 31, 2013, respectively)	(2,753)	(2,838)
Capital in excess of stated value	(14,222)	(14,267)
Retained earnings	144,346	122,578
Accumulated other comprehensive loss	(915)	(1,099)
Total shareholders’ equity	135,938	113,856
Total liabilities and shareholders’ equity	$184,479	$197,580

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended
(In thousands)	September 30,
	2013	2012
Operating activities:
Net income (loss)	$21,768	$(2,144)
Less: Income from discontinued operations	22,035	1,926
Loss from continuing operations	(267)	(4,070)
Adjustments to reconcile net income (loss) from continuing operations to net cash used in operating activities:
Restructuring, severance and other charges	616	1,555
Payments for restructuring, severance and other charges	(896)	(5,690)
Payments for legal settlements	(87)	—
Asset impairments and related charges	18	208
Depreciation	1,008	1,131
Amortization of intangibles	1,576	2,170
Share-based compensation	892	567
Excess tax benefit from equity awards	(139)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,391)	1,543
Inventories	127	868
Prepaids	(634)	(14)
Accounts payable	(1,053)	(491)
Deferred revenue	(5,368)	(9,311)
Accrued and other liabilities	(2,027)	(6,757)
Income taxes payable	(798)	(274)
Other changes, net	763	326
Net cash used in operating activities from continuing operations	(7,660)	(18,239)
Net cash used in operating activities from discontinued operations	(1,018)	(3,533)
Net cash used in operating activities	(8,678)	(21,772)

Investing activities:
Proceeds from sale of RSG	36,054	—
Cash paid for acquisitions, net	(1,750)	—
Capital expenditures	(2,449)	(737)
Capitalized software development costs	(4,866)	(1,119)
Proceeds from marketable securities and company owned life insurance policies, net	(4)	4,305
Net cash provided by investing activities from continuing operations	26,985	2,449
Net cash used in investing activities from discontinued operations	(117)	(549)
Net cash provided by investing activities	26,868	1,900

Financing activities:
Repurchases of shares to satisfy employee tax withholding and option price	(777)	(134)
Exercise of employee stock options	64	67
Excess tax benefit from equity awards	139	—
Principal payment under long-term obligations	(38)	(219)
Net cash used in financing activities from continuing operations	(612)	(286)
Net cash used in financing activities from discontinued operations	(80)	(180)
Net cash used in financing activities	(692)	(466)

Effect of exchange rate changes on cash	3	78
Cash flows provided by (used in) continuing operations	18,716	(15,998)
Cash flows used in discontinued operations:	(1,215)	(4,262)
Net increase (decrease) in cash	17,501	(20,260)
Cash and cash equivalents at beginning of period	82,931	97,587
Cash and cash equivalents at end of period	$100,432	$77,327

AGILYSYS, INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Operating loss	$(1,109)	$(2,232)	$(840)	$(5,012)
Share-based compensation expense	525	415	892	567
Amortization of intangibles	794	817	1,588	1,672
Asset impairments and related charges	18	—	18	208
Restructuring, severance and other charges	561	430	616	1,555
Adjusted operating income (loss) from continuing operations (a)	789	(570)	2,274	(1,010)

Other expenses, net	20	(184)	33	220
Cash income tax expense (b)	10	27	59	63
Adjusted income (loss) from continuing operations (a)	$759	$(413)	$2,182	$(1,293)

Weighted average shares outstanding:
Basic and diluted	22,125	21,883	22,075	21,860

Adjusted income (loss) per share from continuing operations (a):
Basic and diluted	$0.03	$(0.02)	$0.10	$(0.06)

(a) Non-GAAP financial measure

(b) Taxes calculated based upon our estimated cash tax payments, exclusive of payments related to AMT, for the three and six months ended September 30, 2013 and 2012.

AGILYSYS, INC.
RECONCILIATION OF OPERATING CASH FLOWS FROM CONTINUING OPERATIONS TO
ADJUSTED CASH FLOWS FROM CONTINUING OPERATIONS
(UNAUDITED)

	Six Months Ended
(In thousands)	September 30,
	2013	2012
Operating activities:
Net cash used in continuing operations	$(7,660)	$(18,239)
Non-recurring cash items:
Restructuring, severance and other payments	896	5,690
Payments for legal settlements	87	—
BEP/SERP payments	—	4,468
Adjusted cash used in continuing operations (a)	$(6,677)	$(8,081)

(a) Non-GAAP financial measure

AGILYSYS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Fiscal 2013
	Three months ended				Twelve months ended
(In thousands, except per share data)	June 30	September 30	December 31	March 31	March 31, 2013

Net revenue:
Products	$6,778	$7,512	$12,467	$6,760	$33,517
Support, maintenance and subscription services	12,169	12,733	12,245	13,089	50,236
Professional services	3,442	3,987	3,478	3,702	14,609
Total net revenue	22,389	24,232	28,190	23,551	98,362
Cost of goods sold:
Products	3,581	3,839	8,135	3,092	18,647
Support, maintenance and subscription services	2,624	2,802	2,561	2,516	10,503
Professional services	2,291	2,567	2,144	2,291	9,293
Total cost of goods sold	8,496	9,208	12,840	7,899	38,443
Gross profit	13,893	15,024	15,350	15,652	59,919
Operating expenses:
Product development	4,420	7,285	6,260	6,727	24,692
Sales and marketing	4,201	2,930	3,667	3,948	14,746
General and administrative	5,279	5,248	5,852	5,481	21,860
Depreciation of fixed assets	585	546	508	517	2,156
Amortization of intangibles	855	817	806	806	3,284
Asset impairment and related charges	208	—	—	(88)	120
Legal settlements	—	—	—	1,664	1,664
Restructuring, severance and other charges	1,125	430	(31)	(29)	1,495
Operating loss	(2,780)	(2,232)	(1,712)	(3,374)	(10,098)
Other (income) expenses :
Interest income	(4)	(4)	—	(4)	(12)
Interest expense	264	(20)	(13)	35	266
Other expense (income), net	144	(160)	217	(64)	137
Loss before income taxes	(3,184)	(2,048)	(1,916)	(3,341)	(10,489)
Income tax benefit	(529)	(633)	(813)	(1,468)	(3,443)
Loss from continuing operations	$(2,655)	$(1,415)	$(1,103)	$(1,873)	$(7,046)

Basic and diluted weighted average shares outstanding	21,836	21,883	21,900	21,901	21,880

Net (loss) income per share – basic and diluted:
Loss per share from continuing operations	$(0.12)	$(0.06)	$(0.05)	$(0.09)	$(0.32)